EXHIBIT 99.1

Amendment of Consulting Agreement

This Amendment (the “Amendment”) to the Consulting Agreement dated January 5, 2007, between World Energy Solutions, Inc. (“World Energy Solutions”) and Patrick Bischoff (the “Consultant”) (the “Agreement”), is entered into as of April 5, 2007 (“Amendment Effective Date”).

As of the Amendment Effective Date, the parties agree as follows:

1.	The date “April 1, 2007” in Section 1 of the Agreement is hereby deleted and replaced with “June 30, 2007”.

2.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed as of the Amendment Effective Date.

WORLD ENERGY SOLUTIONS, INC.

By:	/s/ Richard Domaleski
Name: Richard Domaleski
Title: Chief Executive Officer

/s/Patrick Bischoff
Patrick Bischoff